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                                                                   EXHIBIT 23(b)


                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form SB-2 of our report, dated October 26, 1998, except for Note 7, as to which the date is December 4, 1998, on our audits of the consolidated financial statements of Computerized Thermal Imaging, Inc. for the years ended June 30, 1998 and 1997. We also consent to the reference to our firm under the caption "Experts".


/s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
December 22, 1998